UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2023 (May 23, 2023)

Regnum Corp.
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-222083	82-0832447
(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, 19th Floor

New York, NY 10016

(Address of principal executive offices)

(877) 313-2232

(Registrant’s telephone number, including area code)

n/a

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2023, Anne Kirby provided formal notice of her resignation as Chief Executive Officer and as the sole member of the board of directors of Regnum Corp. (the “Company”). Ms. Kirby’s resignation was for personal reasons and not a result of a disagreement relating to the Company’s operations, policies or practices. The Company and its majority shareholder have begun the process to fill the board and officer vacancies with suitable candidates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGNUM CORP.

Dated: May 30, 2023	By:	/s/ Robert J. Stubblefield
	Name:	Robert J. Stubblefield
	Title:	Chief Financial Officer

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